                                                                    EXHIBIT 32.1

                                  CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350, as adopted), Thomas C. Shull, the Chief Executive Officer of Hanover Direct, Inc. (the "Company"), and Charles E. Blue, the Chief Financial Officer of the Company, each hereby certifies that, to their knowledge:

     1. The Company's Amendment No. 1 to Quarterly Report on Form 10-K for the period ended September 27, 2003, to which this Certification is attached as
Exhibit 32.1 (the "Quarterly Report"), fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Quarterly Report and the results of operations of the Company for the periods covered by the Quarterly Report.

     In Witness Whereof, the undersigned have set their hands hereto as of the 9th day of April, 2004.

/s/ THOMAS C. SHULL                       /s/ CHARLES E. BLUE
----------------------------------------  ------------------------------------
Thomas C. Shull, Chief Executive Officer     Charles E. Blue, Chief Financial
     (Principal Executive Officer)         Officer (Principal Financial Officer)